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                                  EXHIBIT 10.6

                              FIRST AMENDMENT TO
                               CREDIT AGREEMENT

        This First Amendment to Credit Agreement is entered into as of November 15, 2000 (this "Amendment"), by and between IMPERIAL BANK, a California banking corporation ("Bank") and Overland Data, Inc., a California corporation ("Borrower").

                                   RECITALS

         WHEREAS, Borrower and Bank are parties to that certain Credit Agreement dated as of November 10, 1999, as amended (the "Agreement"); and

        WHEREAS, each of the parties to this Amendment desire to amend the Agreement in accordance herewith.

                                   AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

A.       AMENDMENTS TO THE AGREEMENT.

         1. The Revolving Line of Credit Maturity Date referenced in Section 1.01(a) of the Agreement is hereby amended to read as "November 5, 2002."

         2. Section 1.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         "1.01 (c) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $500,000 ("Letter of Credit Sublimit") and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless agreed to in writing by Bank, no Letter of Credit shall have an expiration date that is later than Ninety days after the Revolving Line of Credit Maturity' Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and other fees that Bank notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower."

        3. Section 1.04 of the Credit Agreement shall be added and shall read in its entirety as follows:

         "1.04 STANDBY LETTER OF CREDIT. Bank shall issue for the account of Borrower such standby letters of credit ("Standby Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Banks standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit shall not at any time exceed $2,500,000 ("Standby Letter of Credit Limit"). Unless agreed to in writing by Bank, no Standby Letter of Credit shall have an expiration date that is later than Ninety days after November 5, 2002. All Standby Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and


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other fees that Bank notifies Borrower it will be charged for issuing and processing Standby Letters of Credit for Borrower."

        4. Section 4.05 of the Agreement is hereby amended to read as follows:

        "4.05 WORKING CAPITAL. Maintain on a quarterly basis working capital, meaning current assets (excluding all amounts due from stockholders, officers and affiliates) minus total current liabilities(including all amounts due to stockholders, officers, and affiliates) of not less than Thirty Five Million Dollars ($35,000,000.00)."

        5. Section 4.06 of the Agreement is hereby amended to read as follows:

        "4.06 QUICK RATIO. Maintain on a quarterly basis a consolidated quick ratio of cash and accounts receivable to current liabilities of at least 1.00:1.00."

        6. Section 4.07 of the Agreement is hereby amended to read as follows:

        "4.07 TANGIBLE NET WORTH. Maintain on a quarterly basis a consolidated Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) of not less than Forty Million Dollars ($40,000,000.00)."

B.      EFFECT OF AMENDMENT, REPRESENTATIONS AND WARRANTIES.

        1. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

         2. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

C.       CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT

         I. As a condition to the effectiveness of this Amendment, Bank shall have received, inform and substance satisfactory to Bank, the following:

         (a.) this Amendment, duly executed by Borrower;

         (b.) a non-refundable documentation fee of Two Hundred Fifty Dollars ($250.00), plus any Bank Expenses incurred through the date of this Amendment;

         (c.) Corporate Resolutions to Borrow;

         (d.) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

D.       MISCELLANEOUS PROVISIONS.

         1. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as


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defined in the Agreement.

         2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                 Overland Data, Inc.,
                                 a California corporation



                                 By:  /s/ SCOTT McCLENDON
                                     ---------------------
                                     Scott McClendon
                                 Title:  President/CEO


                                 By:  /s/ VERNON A. LOFORTI
                                    -----------------------
                                     Vernon A. LoForti
                                 Title:  Vice President/CFO


                                 IMPERIAL BANK,
                                 A California banking corporation


                                 By:  /s/ TRACY FREDRICKS
                                    ------------------------
                                     Tracy Fredricks
                                 Title: Vice President


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